SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas  76102
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code 817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 20, 2013, Wound Management Technologies, Inc. (the “Company”),  entered into a Shipping and Consulting Agreement (the “Agreement”) with WellDyne Health, LLC (“WellDyne”). Under the Agreement, WellDyne agreed to provide certain storage, shipping, and consulting services, and was granted the right to conduct online resales of certain of the Company’s products to U.S. consumers.

As additional consideration under the Agreement, an affiliate of WellDyne was issued a warrant (the “Warrant”) for the purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the lesser of (a) 4.9% of the issued and outstanding Common Stock (on a fully-diluted basis), or (b) 4,500,000 shares. The Warrant has a term of five years and an exercise price of $0.06, subject to adjustment as provided for therein.

Item 3.02                      Unregistered Sales of Equity Securities

As described in further detail under Item 1.01 above, the Company issued the Warrant to an affiliate of WellDyne in conjunction with WellDyne’s entrance into the Agreement.

Item 9.01.                       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Shipping and Consulting Agreement dated September 20, 2013
10.2	Warrant for the Purchase of Shares of Common Stock, dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: September 26, 2013	By:	/s/ Robert Lutz, Jr.
Robert Lutz, Jr.
Chief Executive Officer